EXHIBIT 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T (410) 580-3000 F (410) 580-3001 W www.dlapiper.com

August 10, 2009

NovaMed, Inc.

980 North Michigan Avenue, Suite 1620

Chicago, Illinois 60611

Re:          Registration Statement on Form S-8

Ladies and Gentlemen,

We serve as counsel to NovaMed, Inc., a Delaware corporation (the “Company”), and have been requested by the Company to render this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for registration of 1,000,000 additional shares (the “Shares”) of common stock, $0.01 par value per share, of the Company that may be issued pursuant to the Company’s Second Amended and Restated 2005 Stock Incentive Plan (the “Plan”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             The Amended and Restated Certificate of Incorporation of the Company, certified as of the date hereof by an officer of the Company;

2.             The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

3.             Resolutions adopted by the Board of Directors of the Company relating to the Shares and the approval of the amendments to the Plan, certified by an officer of the Company;

4.             The Registration Statement;

5.             The Plan;

6.             A certificate of the Delaware Secretary of State as to the good standing of the Company, dated as of a recent date; and

7.             A certificate executed by an officer of the Company, dated as the date hereof, as to certain factual matters.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares have been duly authorized and, when issued against receipt of the consideration therefor in accordance with the Registration Statement and the terms of the Plan, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing).  No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is solely for your use in connection with the Registration Statement and may not be delivered to, quoted to or relied on in any manner by any other person or entity or in any other connection without, in each instance, our prior written approval.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)